EX-99.B9
                                 April 24, 2000



Board of Directors
Jackson National Life Insurance Company
  of New York
2900 Westchester Avenue
Purchase, NY 10577

         Re: Opinion of Counsel - JNLNY Separate Account I

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 6 to a Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company of New York and its separate account, JNLNY Separate Account I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

         1. JNLNY Separate Account I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

         2.       Upon the  acceptance  of  purchase  payments  made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance  with  applicable  law,  such an Owner  will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.


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Board of Directors
Jackson National Life Insurance Company
  of New York
April 24, 2000
Page 2

We consent to the reference to our Firm under the caption  "Services"  contained
in  the  Statement  of  Additional   Information  which  forms  a  part  of  the
Registration Statement.

You may use this opinion letter, or a copy thereof, as an exhibit to Post-Effective Amendment No. 6 to the Registration Statement.

                                   Sincerely,

                                   BLAZZARD, GRODD & HASENAUER, P.C.



                                   By:  /s/ Raymond A. O'Hara III
                                        ---------------------------
                                        Raymond A. O'Hara III